EXHIBIT 4.2

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS. SEE REVERSE SIDE.

NUMBER 000	SHARES 0

Organized Under the Laws of the State of Delaware

SAND HILL IT SECURITY ACQUISITION CORP.

Common Stock

Authorized Shares 50,000,000	Cusip 799719 10 9

This Certifies that                             Specimen                              is the registered holder of                             Zero and no/100                             Shares of the fully paid and nonassessable shares of the par value of $.01 each of the Common Stock of

Sand Hill IT Security Acquisition Corp.

transferable only on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the

Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the

facsimile signatures of its duly

authorized officers.

Chief Executive Officer		Secretary
Seal 2004 Delaware

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common TEN ENT – as tenants by the entirities JT TEN – as joint tenants with right of survivorship under and not as tenants in common	UNIF GIFT MIN ACT -		Custodian
		(Cust)		(Minor)
Uniform Gifts to Minors Act

(State)

Additional Abbreviations may also be used though not in the above list.

Sand Hill IT Security Acquisition Corp.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

For value received,                                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                                        Attorney

to transfer the said stock on the books of the within named Corporation will full power of substitution in the premises.

Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund pursuant to the Investment Management Trust Agreement between the Company and American Stock Transfer & Trust Company only in the event of the Company’s liquidation or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Company. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund. A copy of the Investment Management Trust Agreement will be made available by the Company upon request by the holder of this certificate.